Exhibit 99.1

Snail, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

CULVER CITY, Calif., March 19, 2026 (GLOBE NEWSWIRE) – Snail, Inc. (Nasdaq: SNAL) (“Snail Games” or the “Company”), a leading global independent developer and publisher of interactive digital entertainment, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 and Recent Operational Highlights

ARK Franchise Updates:

●	ARK: Survival Evolved (“ASE”):

○	Units sold were approximately 579,248 for the fourth quarter 2025
○	During the fourth quarter of 2025, average daily active users (“DAU”) was 105,468 and peak DAU was 137,404

●	ARK: Survival Ascended (“ASA”):

○	Units sold were approximately 691,872 for the fourth quarter 2025
○	During the fourth quarter of 2025, average DAU was 91,123 and peak DAU was 147,572
○	Launched ARK Lost Colony DLC
○	Launched ‘ARK x Teenage Mutant Ninja Turtles’ Cosmetic Pack in collaboration with Look North World

●	ARK: Ultimate Mobile Edition (“ARK Mobile”):

○	Surpassed 10 million downloads as of December 31, 2025
○	During the fourth quarter of 2025, average DAU was 129,861

●	2026 / 2027 ASA Content Roadmap

○	2026

■	ARK World Creator (scheduled for May 2026)
■	ARK Bob’s True Tales – Tides of Fortune (scheduled for June 2026)
■	ARK Genesis Part 1 (ASA remake)
■	ARK Survival of the Fittest (“SOTF”)
■	ARK Dragontopia (scheduled for December 2026)

○	2027

■	ARK Atlantis
■	ARK Bob’s True Tales – Galaxy Wars
■	ARK Legacy of Santiago

Game Portfolio Updates:

●	2026 Games Developers Conference (“GDC”)

○	Introduced PixARK Worlds, a new title in development that features revolutionary user-generated content designed to expand the ARK universe onto the Nintendo Switch 2
○	Revealed event-exclusive trailer for upcoming AAA title For The Stars
○	Unveiled new indie title, Gobby Gang

●	Bellwright surpassed 1 million downloads on Steam Early Access, announced console port plans to Xbox and PlayStation, and launched the Maiden Voyage update. Following the launch of the update, the title achieved its highest Steam concurrent user peak of the year and sold over 166,000 units in Q4 2025
●	Launched Echoes of Elysium on Steam Early Access in partnership with Loric Games
●	Participated in the Steam Winter Sale, resulting in double digit sales multiples for ASA and Bellwright
●	Launched Rebel Engine in partnership with Seven Leaf Clover. The title demonstrated notable creator engagement, partnering with VTuber Hakos Baelz and Spanish gaming creator Joseju
●	Announced strategic collaboration with Noiz at TwitchCon to strengthen gaming portfolio visibility with streamers

Business Updates:

●	Minted the first official $USDO stablecoin during the Company’s December 2025 Investor Day
●	Debuted Golden Poop, a commemorative digital meme collectible created to humorously acknowledge gaming culture and industry satire
●	As of December 31, 2025, SaltyTV released 100+ short film dramas
●	Three of SaltyTV’s titles were recognized by the International Short Drama Association:

○	My Ex’s Best Friend recognized for Best Revenge-Driven Narrative
○	Hollywood Heartthrob recognized for Most Charismatic Screen Presence
○	Faux Fiancé recognized for Best Destiny-Bound Narrative

Management Commentary

“The fourth quarter provided strong visibility into the momentum we expect across the ARK franchise over the next two years. In addition to launching ARK: Lost Colony, ASA’s first standalone DLC expansion pack, we introduced robust ASA content and DLC roadmap during our December Investor Day. The 2026 slate includes the ARK SOTF remake, ARK World Creator for consoles, ARK Bob’s True Tales – Tides of Fortune, the ASA remake of ARK Genesis Part 1, and ARK: Dragontopia. Since launching in October 2023, ASA has surpassed 4 million units sold, and our expanded roadmap reflects our commitment to sustained franchise growth and increased revenue visibility through 2027.

“Beyond ARK, we are continuing to invest, advance, and scale our broader game portfolio. We are particularly encouraged by the meaningful progress made across our developing AAA games; For The Stars, Nine Yin Sutra: Immortal, and Nine Yin Sutra: Wushu. AAA games are high-budget, high-profile projects that are designed to deliver expansive worlds, cutting-edge visuals, and robust marketing campaigns that far exceed those of typical indie releases. These games, while still in development, represent Snail’s investment and expansion into other AAA games outside of ASE and ASA. These three games have represented a core pillar of our long-term investment strategy over the past few years. Being classified as an AAA game, we believe these titles offer substantial upside with an attractive profit margin profile compared to many of our other games. The progress made has been encouraging, and we are excited to continue developing and sharing updates. At the recent GDC event, we shared an event-exclusive trailer for For The Stars that provided some early insights into the gameplay and concept art.

“Across our other business units, we also made meaningful progress. We minted the first official $USDO stablecoin during the Investor Day and debuted the Golden Poop digital collectible coin. We are currently working towards a potential partnership opportunity tied to our stablecoin initiative and look forward to sharing additional information later this year. Within our short film vertical, SaltyTV has now released 100+ short film dramas, with three productions receiving recognition from the International Short Drama Association. Our Interactive Films division also expanded into narrative-driven game development in 2025, which we view as a strategic adjacency that builds on existing creative capabilities.

“We remain excited about our gaming pipeline for the next two years. ARK will continue to remain the foundational backbone of our company, while we also invest in and grow other arms of the business. Many of our projects are approaching the final stages of development, and we believe we are well-positioned to broaden our portfolio, diversify revenue streams, and drive long-term shareholder value.”

Fourth Quarter 2025 Financial Highlights

Net revenues were $25.1 million compared to $26.2 million in the same period last year. The decrease was primarily due to a decrease in deferred revenues that were recognized in 2025 of $3.5 million, partially offset by increases in ARK sales of $1.3 million and an increase in Bellwright sales of $1.2 million.

Total units sold were 1.5 million units compared to 1.3 million units in the same period last year, primarily driven by an increase in sales of ASA of 0.2 million units, an increase in Bellwright sales of 0.1 million units, partially offset by a decrease in sales of ASE and our other titles of 0.1 million units.

Net loss was $(0.9) million compared to net income of $1.1 million in the same period last year, primarily due to a decrease in gross profit of $1.7 million and an increase in operating expenses of $2.8 million, partially offset by an increase in other income (expense) of $2.0 million and benefit from income taxes of $0.5 million.

Bookings were $20.8 million compared to $17.0 million in the same period last year. The increase was primarily due to a lower portion of sales deferred in 2025. Changes in deferred revenues decreased by $4.9 million while net revenue decreased $1.1 million.

EBITDA was $(1.3) million compared to $1.6 million in the same period last year. The decrease was primarily due to an increase in operating expenses of $2.8 million.

As of December 31, 2025, unrestricted cash was $8.6 million compared to $7.3 million as of December 31, 2024.

Full Year 2025 Financial Highlights

Net revenues were $81.2 million compared to $84.5 million in the same period last year. The decrease was primarily due to a decrease in recognition of deferred revenues of $15.5 million related to the ARK franchise, decrease in Bellwright and Myth of Empires sales of $1.5 million and $1.3 million respectively, partially offset by an increase in ASA sales of $11.3 million, ARK Mobile sales of $2.4 million, and revenue generated from the SaltyTV application of $0.8 million.

Total units sold increased 32.7% to 6.3 million units compared to 4.7 million units in the same period last year, primarily driven by an increase in ARK franchise units sold by 1.7 million units, partially offset by a slight decrease in Bellwright and West Hunt sales of 0.1 million units.

Net loss was $(27.2) million compared to net income of $1.8 million in the same period last year, primarily due to a non-cash tax expense related to the full valuation of our deferred tax assets of $10.1 million, increase in general and administrative expenses of $5.2 million, increase in research and development of $2.9 million, increase in advertising and marketing of $3.7 million, and impairment expenses of $1.5 million.

Bookings increased 16.2% to $87.8 million compared to $75.7 million in the same period last year. The increase was primarily due to the increased ASA sales driven by the launch of ARK: Lost Colony, ARK: Astraeos, and ASE’s first sales event in June 2025 since the price drop in August 2023.

EBITDA was $(16.8) million compared to $3.2 million in the same period last year. The decrease was due to the increase in general and administrative expenses of $5.2 million, an increase in research and development of $2.9 million, an increase in advertising and marketing of $3.7 million and an additional $1.5 million in impairment expenses.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
	(in millions)		(in millions)
Total net revenue	$25.1	$26.2	$81.2	$84.5
Change in deferred net revenue	(4.3)	(9.2)	6.6	(8.8)
Bookings	$20.8	$17.0	$87.8	$75.7

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) provision for (benefit from) income taxes and (iv) depreciation expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2025	2024	2025	2024
	(in millions)		(in millions)
Net income (loss)	$(0.9)	$1.1	$(27.2)	$1.8
Interest income and interest income – related parties	(0.7)	(0.1)	(1.3)	(0.3)
Interest expense	0.3	0.1	0.7	0.7
Provision for (benefit from) income taxes	(0.1)	0.3	10.7	0.6
Depreciation expense	0.1	0.2	0.3	0.4
EBITDA	$(1.3)	$1.6	$(16.8)	$3.2

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss its fourth quarter and full year 2025 financial and operational results. Participants may access the live webcast and replay via the link here or on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: Snail’s 2026 / 2027 ASA content roadmap; plans to port Bellwright to the Xbox and Playstation consoles; Snail’s announced strategic collaboration with Noiz and its potential to strengthen the visibility of Snail’s gaming portfolio with streamers; the momentum Snail expects across the ARK franchise over the next two years and the visibility regarding the same provided by Snail’s fourth quarter; Snail’s expanded roadmap and commitment to sustained franchise growth and increased revenue visibility through 2027; Snail’s continued investment, advancement, and scaling of its broader game portfolio; progress made across the development of AAA games; the intention for AAA games to deliver expansive worlds, cutting-edge visuals, and robust marketing campaigns that far exceed those of typical indie releases; Snail’s investment and expansion into other AAA games outside of ASE and ASA and the potential for its existing AAA games to form a core pillar of its long-term investment strategy; For The Stars, Nine Yin Sutra: Immortal, and Nine Yin Sutra: Wushu offering substantial upside with an attractive profit margin profile compared to many of our other games; the occurrence and timing of a potential partnership opportunity tied to Snail’s stablecoin initiative; Snail’s interactive films division serving as a strategic adjacency and building on Snail’s existing creative capabilities; ARK remaining the foundational backbone of Snail and its gaming pipeline; Snail investing in and growing other arms of its business; Snail’s in-house projects are approaching the final stages of development; Snail being positioned to broaden its portfolio, diversify revenue streams, and drive long-term shareholder value;and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results and business include Snail’s ability to strengthen its gaming portfolio’s visibility; its ability to expand and grow its franchise and increase its revenue; and the risks that are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail, Inc. (Nasdaq: SNAL) is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs, and mobile devices. For more information, please visit: https://snail.com/.

Investor Contact:

John Yi and Steven Shinmachi

Gateway Group, Inc.

949-574-3860

SNAL@gateway-grp.com

Snail, Inc. and Subsidiaries

Consolidated Balance Sheets as of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024

ASSETS

Current Assets:
Cash and cash equivalents	$8,568,164	$7,303,944
Restricted cash and cash equivalents	187,000	—
Accounts receivable, net of allowances for credit losses of $523,500 as of December 31, 2025 and 2024	12,528,347	9,814,822
Accounts receivable – related party	—	2,336,274
Loan and interest receivable – related party	107,759	105,759
Prepaid expenses – related party	2,700,474	2,521,291
Prepaid expenses and other current assets	2,232,485	1,846,024
Prepaid taxes	4,734,007	7,318,424
Total current assets	31,058,236	31,246,538

Restricted cash and cash equivalents, net of current portion	1,748,000	935,000
Accounts receivable – related party, net of current portion	—	1,500,592
Prepaid expenses – related party, net of current portion	8,282,974	9,378,594
Property and equipment, net	4,146,175	4,378,352
Intangible assets, net	3,827,927	973,914
Intangible assets, net – related party	4,916,667	—
Deferred income taxes	—	10,817,112
Other noncurrent assets, net	604,793	1,683,932
Operating lease right-of-use assets, net	4,722,366	1,279,330
Total assets	$59,307,138	$62,193,364

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$5,506,332	$4,656,367
Accounts payable – related parties	20,067,013	15,383,171
Accrued expenses and other liabilities	3,364,150	4,499,280
Interest payable – related parties	527,770	527,770
Revolving loan	—	3,000,000
Convertible notes at fair value	3,842,189	—
Current portion of long-term debt	1,305,880	2,722,548
Current portion of deferred revenue	14,799,840	3,947,559
Current portion of operating lease liabilities	393,448	1,444,385
Total current liabilities	49,806,622	36,181,080

Accrued expenses	468,106	265,251
Revolving loan	5,000,000	—
Long-term debt, net of current portion	4,292,538	—
Deferred revenue, net of current portion	17,282,685	21,519,888
Operating lease liabilities, net of current portion	4,336,240	57,983
Total liabilities	81,186,191	58,024,202

Commitments and contingencies

Stockholders’ Equity (Deficit):
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 10,382,336 shares issued and 9,032,061 shares outstanding as of December 31, 2025, and 9,626,070 shares issued and 8,275,795 shares outstanding as of December 31, 2024	1,038	962
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of December 31, 2025 and December 31, 2024	2,875	2,875

Additional paid-in capital	26,923,115	25,738,082
Accumulated other comprehensive loss	(275,049)	(279,457)
Accumulated deficit	(39,352,510)	(12,117,385)
Treasury stock at cost (1,350,275 shares as of December 31, 2025 and 2024)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity (deficit)	(16,372,337)	9,673,271
Noncontrolling interests	(5,506,716)	(5,504,109)
Total stockholders’ equity (deficit)	(21,879,053)	4,169,162
Total liabilities, noncontrolling interests and stockholders’ equity (deficit)	$59,307,138	$62,193,364

Snail, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2025 and 2024

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024

Revenues, net	$25,109,473	$26,214,296	$81,225,622	$84,467,047
Cost of revenues	15,495,477	14,866,526	58,794,947	54,236,342

Gross profit	9,613,997	11,347,770	22,430,675	30,230,705

Operating expenses:
General and administrative	4,808,505	3,943,985	18,092,206	12,867,210
Research and development	3,946,074	4,123,964	14,580,668	11,647,293
Advertising and marketing	1,525,471	192,235	5,236,951	1,523,398
Depreciation	44,397	68,420	247,976	303,714
Impairment expenses	784,329	—	1,536,182	—
Total operating expenses	11,108,775	8,328,604	39,693,983	26,341,615

Income (loss) from operations	(1,494,779)	3,019,166	(17,263,308)	3,889,090

Other income (expense):
Interest income	794,047	35,451	1,348,013	260,679
Interest income - related parties	504	504	2,000	2,005
Interest expense	(215,784)	(88,776)	(660,088)	(723,038)
Other income (expenses)	(77,272)	(1,527,707)	115,051	(981,223)
Foreign currency transaction (loss) gain	(13,802)	43,742	(90,500)	11,686
Total other income (expense), net	487,692	(1,536,786)	714,476	(1,429,891)

Income (loss) before benefit from income taxes	(1,007,087)	1,482,380	(16,548,832)	2,459,199

Provision for income taxes	(144,716)	362,623	10,688,900	632,124

Net income (loss)	(862,371)	1,119,757	(27,237,732)	1,827,075

Net loss attributable to non-controlling interests	(215)	(215)	(2,607)	(4,865)

Net income (loss) attributable to Snail, Inc.	(862,156)	1,119,972	(27,235,125)	1,831,940

Comprehensive income (loss) statement:

Net income (loss)	$(862,371)	1,119,757	(27,237,732)	1,827,075

Other comprehensive income (loss):
Other comprehensive loss related to currency translation adjustments, net of tax	(92,250)	(48,600)	(23,969)	(25,074)
Other comprehensive income related to credit adjustments, net of tax	5,357	—	28,377	—
Total other comprehensive income (loss)	(86,893)	(48,600)	4,408	(25,074)
Total comprehensive income (loss)	$(949,264)	$1,071,157	$(27,233,324)	$1,802,001

Net income (loss) attributable to Class A common stockholders:
Basic	$(205,518)	$248,176	$(6,322,162)	$400,576
Diluted	$(243,606)	$248,176	$(6,322,162)	$400,576

Net income (loss) attributable to Class B common stockholders:

Basic	$(656,637)	$871,796	$(20,912,963)	$1,431,364
Diluted	$(778,330)	$871,796	$(21,289,188)	$1,431,364

Net income (loss) per share attributable to Class A common stockholders:
Basic	$(0.02)	$0.03	$(0.73)	$0.05
Diluted	$(0.03)	$0.03	$(0.73)	$0.05

Net income (loss) per share attributable to Class B common stockholders:
Basic	$(0.02)	$0.03	$(0.73)	$0.05
Diluted	$(0.03)	$0.03	$(0.74)	$0.05

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	8,997,876	8,183,918	8,690,934	8,045,469
Diluted	9,175,310	8,183,918	8,690,934	8,045,469

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:

Basic	28,748,580	28,748,580	28,748,580	28,748,580
Diluted	28,748,580	28,748,580	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Consolidated Statements of Cash Flows for the Years Ended December 31, 2025 and 2024

	2025	2024

Cash flows from operating activities:
Net income (loss)	$(27,237,732)	$1,827,075
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization – intangible assets, net	311,129	7,804
Amortization – intangible assets, net – related party	83,333	—
Amortization – film assets	1,331,330	—
Amortization – loan origination fees and debt discounts	13,109	62,855
Accretion – convertible notes	—	222,628
Loss on change in fair value of convertible notes	504,658	—
(Gain) loss on change in fair value of warrant liabilities	(719,925)	1,332,815
Depreciation – property and equipment	247,976	303,714
Impairment of film assets	868,722	—
Impairment of intangible assets	667,460	—
Gain on remeasurement of previously held equity interest	(7,857)	—
Stock-based compensation expense (income)	371,496	(890,208)
Deferred taxes, net	10,817,741	(569,601)

Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	(2,678,525)	15,319,987
Accounts receivable – related party	3,836,866	3,663,726
Prepaid expenses – related party	(1,583,563)	1,928,581
Prepaid expenses and other current assets	(386,461)	(1,206,331)
Prepaid taxes	2,584,417	2,211,331
Other noncurrent assets	(1,265,874)	(1,523,065)
Accounts payable	1,106,676	(7,183,648)
Accounts payable – related parties	3,473,842	(8,001,265)
Accrued expenses and other liabilities	110,762	46,542
Loan and interest receivable – related party	(2,000)	(2,005)
Lease liabilities	(215,715)	(266,800)
Deferred revenue	6,615,079	(8,849,259)
Net cash used in operating activities	(1,153,056)	(1,565,124)

Cash flows from investing activities:
Acquisition of software	(290,000)	—
Acquisition of software licenses	(4,093,027)	—
Investments in software	(849,138)	—
Net cash paid for acquisition of Matrioshka	(9,719)	—
Acquisition of fixed assets	(15,798)	—
Net cash used in investing activities	(5,257,682)	—

Cash flows from financing activities:
Repayments on promissory note	—	(89,374)
Repayments on notes payable	(624,131)	(2,333,333)
Repayments on convertible notes	(2,303,527)	(1,020,000)
Repayments on revolving loan	—	(3,000,000)
Borrowings on revolving loan	2,000,000	—
Borrowings on term loan	3,500,000	—
Cash proceeds from exercise of warrants	159,000	220,000
Proceeds on issuance of convertible notes	6,000,000	—
Payments of loan origination fees	(25,750)	—
Payments of offering costs in accounts payable	—	(262,914)
Net cash provided by (used in) financing activities	8,705,592	(6,485,621)

Effect of foreign currency translation on cash and cash equivalents	(30,634)	(24,630)

Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	2,264,220	(8,075,375)

Cash and cash equivalents, and restricted cash and cash equivalents – beginning of the year	8,238,944	16,314,319

Cash and cash equivalents, and restricted cash and cash equivalents – end of the year	$10,503,164	$8,238,944

Supplemental disclosures of cash flow information Cash paid during the year for:
Interest	$617,246	$467,188
Income taxes	$(2,859,830)	$(1,100,302)
Noncash transactions during the year for:
Change in fair value of notes recorded in accumulated other comprehensive income	$21,297	$—
Debt converted to equity	$(331,500)	$(60,000)
Right-of-use assets obtained in exchange for a lease liability	$(4,709,564)	$(85,588)
Liabilities converted to equity upon exercise of warrants	$323,113	$176,750
Acquisition of software in accounts payable – related parties	$—	$290,000
Acquisition of software and software licenses in accounts payable and accrued expenses	$130,000	$420,000
Net assets acquired in a business combination	$5,461	$—
Acquisition of software licenses in accounts payable – related parties	$1,500,000	$—
Acquisition of software license paid in prior years	$2,500,000	$—